EXHIBIT 99.1

Comstock Mining Raises $35.75 million in New Equity
Comstock Exchanges All Senior Debt for Equity, Secures Land

Virginia City, NV (October 21, 2010) - Comstock Mining Inc. (the “Company”) (OTCBB: LODE) announced today the successful completion of the remaining three principal features of its previously announced restructuring and recapitalization plan. The completed features of the plan include raising $35.75 million of new equity, exchanging all of the Company’s previously defaulted senior secured debt and related obligations for new equity and securing integral land mineral rights. The Company will use the net proceeds to meet its capital and operating needs for production and the remaining parts of its three-year strategic plan, including exploration, mine development, and land acquisition.

“The new capital, successful debt restructuring and land consolidation represent a watershed event for the Company.  This builds on the success of our recent NI 43-101 technical report, that validated total measured, indicated, inferred, and historic resources of over 1.6 million gold equivalent ounces and mapped a path for near-term production,” stated Mr. Corrado De Gasperis, Comstock Mining Chief Executive Officer.

“The recapitalization was a prerequisite for the Company’s April 2010 strategic plan. The goal of that plan includes enhancing stockholder value by commencing commercial mining and processing operations in 2011, and validating qualified resources of at least 3,250,000 gold equivalent ounces by 2013,” stated Mr. William Nance, Comstock’s Chairman of the Board.

The following are key highlights from the transactions:

•
Raised $35.75 million in gross proceeds ($32.75 million, net of commissions and transaction related expenses) by issuing shares of a newly created Series B Preferred Convertible Stock (“Series B Preferred Stock”) to fund the Company’s business plan to accelerate mine development and production and enhance exploration.

•
Exchanged all $29.4 million of its defaulted senior secured convertible notes and related obligations for shares of a newly created Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock (collectively, the “Series A Preferred Stock”). This transaction also clears all defaults under the terms of the notes being converted.

•
Acquired exclusive rights of production and exploration with respect to extensive mining properties, integral to the Company’s nearly 6,000-acre land position, through an operating venture agreement, named Northern Comstock LLC.

Mr. De Gasperis, continued, “Securing these exploration target-rich land and mineral rights in a long-term and safely capitalized manner, completes the consolidation of the Comstock Lode District and enables tremendous exploration potential.  These properties include the historically bonanza-rich Gould and Curry, Woodville, Savage, Hale-Norcross, Yellow Jacket, Justice and Keystone properties, among many others.  The land consolidation, together with our successful recapitalization of our balance sheet, ushers in a new era for the Company, enabling our commitment to maximize the value of our Comstock Lode land holdings for all of our shareholders.”

The net proceeds the Company received from the sale of the Series B Preferred Stock was approximately $32.75 million after deducting commissions and the estimated expenses of the offering payable by the Company. The Company intends to use the net proceeds to meet its capital and operating needs for the first three years of its strategic plan to accelerate mine development and production and continue exploration. The common stock underlying the Series B Preferred Stock is issuable at a fixed conversion rate equal to 21.7 million shares of common stock. The Company also exchanged all of its senior secured convertible and senior indebtedness for shares of its newly created Series A Preferred Convertible Stock. The common stock underlying the Series A is issuable at a fixed conversion rate equal to 45.1 million shares of common stock. The Company has approximately 20.5 million shares of common stock outstanding.

Mr. De Gasperis added, “We couldn’t be more pleased with the tremendous quality and breadth of our new investors. The strength of this capital raise coupled with the continued support of our existing stakeholders has positioned the Company with a strong balance sheet for accelerated growth. We appreciate the patience of our stakeholders and the persistence of our management team.” Mr. De Gasperis concluded, “Our fall drilling program is on target for commencement next week and we look forward to the results of our ongoing metallurgical testing by February, both representing key prerequisites for commencing production in 2011.”

Each share of Series A Preferred Stock has an initial stated value of $1,000, is entitled to receive dividends at a rate of 7.5% per annum on the stated value commencing January 1, 2011 and is convertible into 1,536 shares of common stock. Dividends on the Series A Preferred Stock are payable in cash or stock or a combination of cash and stock.

Each share of Series B Preferred Stock has an initial stated value of $1,000, is entitled to receive dividends at a rate of 7.5% per annum on the stated value commencing January 1, 2011 and is convertible into 606.0606 shares of common stock. Dividends on the Series B Preferred Stock are payable in cash, stock or a combination of cash and stock.

The Series A Preferred Stock and the Series B Preferred Stock were issued in reliance upon exemptions from registration pursuant to Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock underlying the Series A Preferred Stock and the Series B Preferred Stock. The Company is also pursuing a listing of its Common Stock on both the TSX Venture Exchange and the NYSE AMEX.

Moelis & Company acted as exclusive financial advisor to the Company. Moelis & Company also acted as lead placement agent and Global Hunter Securities, LLC, Rodman & Renshaw, LLC, Merriman Capital Inc., Legend Merchant Group Inc., and Anderson & Strudwick, Inc., acted as placement agents in connection with the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. This press release is also an Exhibit to the Company’s Current Report on Form 8-K filed today with the U.S. Securities and Exchange Commission.

About Comstock Mining Inc.

Comstock Mining Inc. is a Nevada-based precious metals mining company with extensive, contiguous property in the Comstock District. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and brought the exploration project into test mining production. We continue acquiring additional properties in the district, expanding our footprint and creating opportunities for exploration and mining. The goal of our strategic plan is to deliver stockholder value by validating qualified resources (at least measured and indicated) and reserves (probable and proven) of 3,250,000 gold equivalent ounces by 2013, and commencing commercial mining and processing operations in 2011, with annual production rates of 20,000 gold equivalent ounces.

Important Note to U.S. Investors

This press release uses the terms “measured resources,” “indicated resources,” “inferred resources,” and “historical resources” which are calculated in accordance with the Canadian National Instrument 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Classification system. The United States Securities and Exchange Commission (the “SEC”) does not recognize these terms and the SEC guidelines (Industry Guide 7) provide that such terms shall not be included in a registrant’s filings with the SEC (unless required to be disclosed by foreign or state law). The SEC permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. U.S. investors are cautioned not to assume that any part or all of a measured, indicated or inferred resource exists or is economically or legally mineable. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the SEC's website at http://www.sec.gov.

Forward-Looking Statements

This press release and any related calls or discussions may contain forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements include statements about matters such as: future prices and sales of and demand for our products; future industry market conditions; future changes in our exploration activities, production capacity and operations; future exploration, production, operating and overhead costs; operational and management restructuring activities (including implementation of methodologies and changes in the board of directors); future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on us; nature and timing of restructuring charges and the impact thereof; productivity, business process, rationalization, investment, acquisition, consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

The words "believe," "expect," "anticipate," "estimate," "project," "plan," "should," "intend," "may," "will," "would," "potential" and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our SEC filings and the following: current global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources and reserves; operational or technical difficulties in connection with exploration or mining activities; contests over our title to properties; potential dilution to our stockholders from our recapitalization and balance sheet restructuring activities; potential inability to continue to comply with government regulations; adoption of or changes in legislation or regulations adversely affecting our businesses; business opportunities that may be presented to or pursued by us; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to unexpected equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, copper, diesel fuel, and electricity); changes in generally accepted accounting principles; geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues organically; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies and equipment raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. We undertake no obligation to publicly update or revise any forward-looking statement.

Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.

Contact information for Comstock Mining Inc.:
P.O. Box 1118
Virginia City, NV 89440
Tel 775.847.4755
Fax 800-750-5740
 info@comstockmining.com
www.comstockmining.com